                                                                   Exhibit 23(c)



                                    April 25, 1998



Board of Directors
Science Applications International Corporation
10260 Campus Point Drive
San Diego, California 92121

        Re:    Form S-3 Registration Statement

Dear Directors:

        We hereby consent to all references to our firm in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the Securities Act.

                                            Very truly yours,

                                            /s/ Baker & McKenzie

                                            Baker & McKenzie